Exhibit 16(a)

                       [LETTERHEAD OF GRANT THORNTON LLP]

June 8, 2000

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

                    Re: Nantucket Industries, Inc.
                        SEC File Number 1-8509

Gentlemen:

We have reviewed Item 9. "Changes in Disagreements With Accountants on Accounting and Financial Disclosure" in the annual report on form 10K of Nantucket Industries, Inc. for the fiscal year ended February 27, 2000 and agree with the statement contained therein.

/s/ Grant Thornton LLP